As filed with the Securities and Exchange Commission on August 17, 2007

Registration No. 333-59672

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERIX CORPORATION

(Exact name of Registrant as specified in its charter)

Oregon	93-1135197
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

503-716-3700

(Address of principal executive offices, including zip code)

MERIX CORPORATION 1994 STOCK INCENTIVE PLAN

(Full title of the plan)

Michael D. Burger

President and Chief Executive Officer

Merix Corporation

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

503-716-3700

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Patrick J. Simpson

Danielle Benderly

Perkins Coie LLP

1120 N.W. Couch Street, Tenth Floor

Portland, Oregon 97209-4128

503-727-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, no par value, under the Merix Corporation 1994 Stock Incentive Plan

(1)	No additional shares are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on April 27, 2001 (Registration No. 333-59672) for the plan. Therefore, no further registration fee is required.

EXPLANATORY NOTE

The Registrant suspended its 1994 Stock Incentive Plan, as amended (the “1994 Plan”) with respect to issuances of new stock option grants thereunder, effective October 5, 2006, and adopted a new plan, the 2006 Equity Incentive Plan (the “2006 Plan”), effective as of October 5, 2006. The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2001 (Registration No. 333-59672) (the “Registration Statement”) is hereby amended to provide that up to 425,000 shares available for issuance, but not issued or subject to outstanding options, under the 1994 Plan (the “Unissued Option Shares”) are no longer issuable under the 1994 Plan and may now be issued under the 2006 Plan. A registration statement on Form S-8 with respect to the Unissued Option Shares, is being filed with the Commission concurrently with this Post-Effective Amendment No. 1.

The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the 1994 Plan.

The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	EXHIBITS

Exhibit Number	Description
5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1	Consent of Grant Thornton LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Perkins Coie LLP

24.1	Power of Attorney (see signature page)

*	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on August 17, 2007.

Merix Corporation

By:	/S/ MICHAEL D. BURGER
Michael D. Burger
Director, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Michael D. Burger, Kelly E. Lang or Russell S. Pattee, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on August 17, 2007.

Signature	Title

/S/ MICHAEL D. BURGER Michael D. Burger	Director, President and Chief Executive Officer (Principal Executive Officer)

/S/ KELLY E. LANG Kelly E. Lang	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ RUSSELL S. PATTEE Russell S. Pattee	Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)

/S/ CHEE W. CHEUNG Chee W. Cheung	Director

/S/ KIRBY A. DYESS Kirby A. Dyess	Director

/S/ DONALD D. JOBE Donald D. Jobe	Director

/S/ GEORGE H. KERCKHOVE George H. Kerckhove	Director

/S/ DR. WILLIAM W. LATTIN Dr. William W. Lattin	Director

/S/ WILLIAM C. MCCORMICK William C. McCormick	Chairman of the Board

/S/ ROBERT C. STRANDBERG Robert C. Strandberg	Director

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1	Consent of Grant Thornton LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Perkins Coie LLP

24.1	Power of Attorney (see signature page)

*	Previously filed.

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